EXHIBIT 21.1
AMKOR TECHNOLOGY, INC.
LIST OF SUBSIDIARIES
     A. Amkor Technology Hong Kong Limited, a wholly owned limited liability corporation organized under the laws of Hong Kong (incorporated September 29, 2000).
     B. Amkor Wafer Fabrication Services, S.A.R.L., a wholly owned corporation organized under the laws of France (incorporated December 15, 1997).
     C. Amkor Iwate Company, Ltd., a wholly owned corporation incorporated under the laws of Japan (incorporated July 21, 1953).
     D. 16.1% ownership (96.3% cumulative ownership after considering G below) in Amkor Technology Taiwan Ltd., a corporation organized under the laws of the Republic of China (established in 1988, acquired July 26, 2001).
     E. Amkor Assembly & Test (Shanghai) Co., Ltd., a wholly owned corporation organized under the laws of the People’s Republic of China (incorporated March 8, 2001).
     F. Amkor Technology Singapore Pte. Ltd., a wholly owned corporation organized under the laws of Singapore (incorporated March 3, 2004).
     G. Guardian Assets, Inc., a wholly owned Delaware corporation (incorporated February 26, 1998), and its subsidiaries:
     1) Amkor Technology Euroservices, S.A.R.L., a wholly owned corporation organized under the laws of France (incorporated January 1, 1994).
     2) Amkor Technology Japan, K.K., a wholly owned corporation organized under the laws of Japan (incorporated July 23, 1999).
     3) 60% ownership of Amkor Technology Philippines, a Philippines corporation (incorporated August 31, 1976).
     4) Amkor Technology Limited, a wholly owned corporation organized under the laws of the British Cayman Islands (incorporated February 10, 1989) and its subsidiaries:
     a) Amkor Technology Korea, Inc., a wholly owned corporation organized under the laws of the Republic of Korea (incorporated February 19, 1999).
     b) 90% ownership of Intellego Pte. Ltd., a Singapore corporation (incorporated January 7, 2008)
     c) 40% ownership of Amkor Technology Philippines, a Philippines corporation (incorporated August 31, 1976).
     d) 80.2% ownership (96.3% cumulative ownership after considering D above) of Amkor Technology Taiwan Ltd., a corporation organized under the laws of the Republic of China (established in 1988, acquired July 26, 2001) and its subsidiary:
     (A) 81.50% ownership (99.86% cumulative ownership after considering H below) of Unitive Semiconductor Taiwan Corp., a corporation organized under the laws of the Republic of China (established June 30, 1999).
     e) Amkor Technology Singapore Investment Pte. Ltd., a wholly owned corporation organized under the laws of Singapore (incorporated June 26, 2008) and its subsidiaries:
     (A) Amkor Technology Singapore Philippines Holding Pte. Ltd., a wholly owned corporation organized under the laws of Singapore (incorporated June 26, 2008)
     (B) Amkor Technology Singapore IP Holding Pte. Ltd., a wholly owned corporation organized under the laws of Singapore (incorporated June 26, 2008)
     H. Unitive International Ltd, a wholly owned corporation organized under the laws of the Netherlands Antilles (incorporated October 28, 1998), and its subsidiary:
     1) 18.36% ownership (99.86% cumulative ownership after considering G above) of Unitive Semiconductor Taiwan Corp., a corporation organized under the laws of the Republic of China (established June 30, 1999).
     J. Amkor Worldwide Services LLC, a wholly owned limited liability company organized under the laws of Delaware (established November 23, 2005).